Exhibit 23.1

                     Consent of Independent Accountants


The Board of Directors
IGI, Inc.

The audit referred to in our report dated March 2, 2001, except as to Note 21, which is as of March 9, 2001, included the related financial statement schedule as of December 31, 2000 and for the year then ended, included in this annual report on Form 10-K of IGI, Inc. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein as of December 31, 2000 and for the year then ended.

Our report dated March 2, 2001, except as to Note 21, which is as of March 9, 2001, contains an explanatory paragraph that states that the Company has suffered recurring losses from operation has negative working capital and a stockholders' deficit as of December 31, 2000. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.

We consent to the incorporation by reference in the registration statements (No. 33-35047, No. 33-43212, No. 33-63700, No. 33-65249, No. 333-28183, No.
333-65553, No. 333-67565, No. 333-79333, No. 333-79341 and No. 333-52312) on
Form S-8 and in the registration statements (No. 33-35047, No. 33-43212 and No. 333-47006) on Form S-3 of IGI, Inc. of our report dated March 2, 2001, except as to Note 21, which is as of March 9, 2001, relating to the consolidated balance sheet of IGI, Inc. and subsidiaries as of December 31, 2000 and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for the year then ended, which report appears in the December 31, 2000 annual report on Form 10-K of IGI, Inc.

                                       KPMG LLP

Philadelphia, Pennsylvania
March 27, 2001